UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2022
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

1400 16th Street,	Suite 270,
Oak Brook,	Illinois			60523
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders (the "Annual Meeting") of Synalloy Corporation (the "Company") was held as a virtual meeting on Monday, June 6, 2022. For more information on the proposals submitted to shareholders at the Annual Meeting, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2022. Set forth below are the final voting results for each of the proposals submitted to the Company's shareholders at the Annual Meeting.

Proposal 1: Election of Directors

Name	Votes For	Votes Against	Abstain
Henry L. Guy	5,922,938	1,029,698	1,315
Christopher G. Hutter	6,422,297	510,039	21,615
Aldo J. Mazzaferro	6,260,709	670,762	22,480
Benjamin Rosenzweig	6,296,633	631,093	26,225
John P. Schauerman	6,198,955	732,516	22,480

Proposal 2: Advisory approval of Synalloy's named executive officer compensation for fiscal 2022

Votes For	Votes Against	Abstain
6,417,165	477,121	59,665

Proposal 3: Approval of the 2022 Omnibus Equity Incentive Plan

Votes For	Votes Against	Abstain
5,303,608	1,642,090	8,253

Proposal 4: Ratification of the appointment of BDO USA, LLP as Synalloy's independent registered public accounting firm for the year ending December 31, 2022

Votes For	Votes Against	Abstain
8,813,723	57,749	12,299

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

Dated: June 8, 2022	By: /s/ Aaron M. Tam
Aaron M. Tam
Chief Financial Officer